Exhibit 10.1

                                AMENDMENT NO. 8

        THIS AMENDMENT NO. 8 (the "Amendment") dated as of September 24, 1999, to the Credit Agreement referenced below, is by and among MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation, (the "Borrower"), HEILIG-MEYERS COMPANY, a Virginia corporation (the "Company"), the Lenders identified therein, WACHOVIA BANK, N.A. (formerly, Wachovia Bank of Georgia, N.A.), as Administrative Agent, BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Documentation Agent, and CRESTAR BANK and FIRST UNION NATIONAL BANK (formerly, First Union National Bank of Virginia), as Co-Agents. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

        WHEREAS, the Lenders have established a $400 million credit facility for the benefit of the Borrower pursuant to the terms of that Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among the Borrower, the Company, the Lenders identified therein and Wachovia Bank of Georgia, N.A., as Administrative Agent;

        WHEREAS,   the  commitments   under  the  Credit   Agreement  have  been
permanently reduced to $200 million as of the date hereof;

        WHEREAS, the Company has requested consent to certain dispositions relating to its operations in the Chicago area and charges resulting therefrom, and certain other modifications to the Credit Agreement and to the Sharing Agreement;

        WHEREAS, the requested consents and modifications require the consent of the Required Lenders;

        WHEREAS, the Required Lenders have consented to the requested consents and modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect hereto;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Credit Agreement is amended and modified in the following respects:

          1.1 Consent is given to (i) the closing, sale and liquidation of stores and operations of the Furniture Company and of the Homemakers stores in the Chicago area consistent with the approach described in correspondence from the Company, and (ii) use of proceeds of Loans and extensions of credit of up to $3.5 million under the Credit Agreement to repay, refund or otherwise satisfy and release, the Senior Notes and the FUNB Letter of Credit (each as referenced and defined in the Sharing Agreement).

          1.2 In the proviso in the first sentence of the definition of "Consolidated Net Income", the and immediately preceding clause (ii) is deleted, clause (ii) is amended and a new clause (iii) is added to read as follows:

          , (ii) for purposes of determining compliance with the Consolidated Net Worth covenant of Section 7.9(a), there shall be included the amount of any gain, but there shall be excluded the amount of any loss, realized from asset sales or dispositions, and (iii) for purposes of determining compliance with the Consolidated Leverage Ratio in Section 7.9(b) and the Consolidated Adjusted Fixed Charge Coverage Ratio covenant in Section 7.9(c), there shall be excluded special charges of up to $55 million in the aggregate taken in the second (ending August 31, 1999) and third (ending November 30, 1999) fiscal quarters of 1999 in connection with the closing, sale and liquidation of stores and operations of the Furniture Company and the Homemakers stores in the Chicago area more particularly described in Annex I to Amendment No. 8.

          1.3 The LOC  Committed  Amount as  referenced  and  defined in Section
     2.3(a)  is  amended  and  increased  from   THIRTY-FIVE   MILLION   DOLLARS
     ($35,000,000) to FORTY-FIVE MILLION DOLLARS ($45,000,000).

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

          1.4 The Consolidated Net Worth covenant of Section 7.9(a) is amended to read as follows:

               (a) Consolidated Net Worth. There shall be maintained at all times a Consolidated Net Worth of not less than $515 million, plus, on the last day of the fiscal quarter ending November 30, 1999 and each fiscal quarter thereafter, an amount equal to fifty percent (50%) of Consolidated Net Income for the fiscal quarter then ending (but not less than zero), such increases to cumulative.

          2. The Administrative Agent is authorized and directed to enter into Amendment No. 1 to the Intercreditor and Sharing Agreement for and on behalf of the Lenders in the form of Exhibit A attached hereto.

          3. This Amendment shall be effective upon satisfaction of the following conditions:

               (a) receipt by the Administrative Agent of the consent of Required Lenders to this Amendment;

               (b) execution of this Amendment by the Borrower, the Company and the Administrative Agent;

               (c) receipt by the Administration Agent for the benefit of Lenders consenting to this Agreement of an amendment fee of ten basis points (0.10%) on the Revolving Commitments of Lenders consenting to this Agreement; and

               (d) evidence of consent by LTCB as holder of the LTCB Term Loan to a comparable amendment and consent.

          4. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

          5. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

          6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          7. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

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


        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                       MACSAVER FINANCIAL SERVICES, INC.,
                                a Delaware corporation

                                By:     / s /  Paige H. Wilson
                                        -------------------------
                                Name:   Paige H. Wilson
                                Title:  Senior Vice President,
                                        Treasurer & Secretary


COMPANY:                        HEILIG-MEYERS COMPANY,
                                a Virginia corporation

                                By:     / s /  Paige H. Wilson
                                        -------------------------
                                Name:   Paige H. Wilson
                                Title:  Senior Vice President,
                                        Treasurer & Secretary

ADMINISTRATIVE
 AGENT: WACHOVIA BANK, N.A., as Administrative Agent for and on behalf of the Lenders

                                By:     / s /  Christopher C. Borin
                                        ----------------------------
                                Name:   Christopher C. Borin
                                Title:  Senior Vice President


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


                                    Annex I
                               to Amendment No. 8

               Description of Chicago Area Sales and Liquidations


Store                                                              Zip
Number     Location      State          Address                    Code

  585      Chicago         IL      4840 N. Broadway Street         60640
  587      Chicago         IL      6535 S. Halsted Street          60621
  588      Cottage Grove   IL      6250 S. Cottage Grove           60637
  591      Melrose Park    IL      3315 W. North Avenue            60160
  593      Milwaukee       WI      9225 N. 76th Street             53223
  634      Chicago         IL      3110 W. Grand Avenue            60622
  635      Chicago         IL      4343 S. Pulaski Street          60632
  636      Oak Lawn        IL      9605 S. Cicero Avenue           60453
  637      Dolton          IL      14931 Greenwood Road            60419
  638      Norridge        IL      4167 N. Harlem Avenue           60634
  640      Mt. Prospect    IL      One East Rand Road              60056
  642      Lombard         IL      240 E. Roosevelt Road           60148
  914      Milwaukee       WI      6700 W. Forest Home Avenue      53223
  963      Milwaukee       WI      5428 W. Fond Du Lac Avenue      53216
  978      Joliet          IL      Louis Joliet Mall,
                                   3084 Hennepin Drive             60435
  994      Waukegan        IL      1535 N. Lewis Avenue            60085
 1121      Racine          WI      4103 Durand Avenue              53405
 1190      Oak Lawn        IL      9659 S. Cicero Avenue           60453




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